UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2009 (August 18, 2009)

SENIOR HOUSING PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-15319	04-3445278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Centre Street, Newton, Massachusetts  02458

(Address of Principal Executive Offices)   (Zip Code)

617-796-8350

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS. FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS WITH RESPECT TO

•                  OUR AGREEMENTS TO PURCHASE CERTAIN MEDICAL OFFICE, CLINIC AND BIOTECH LABORATORY BUILDINGS, OR MOBS;

•                  OUR EXPECTED USE OF THE PROCEEDS OF OUR MORTGAGE FINANCING WITH THE FEDERAL NATIONAL MORTGAGE ASSOCIATION, OR FNMA; AND

•                  OUR AGREEMENTS TO PURCHASE CERTAIN SENIOR LIVING PROPERTIES.

OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE,

•                  THIS CURRENT REPORT ON FORM 8-K STATES THAT WE INTEND TO USE THE PROCEEDS OF THE FNMA MORTGAGE LOAN, AMONG OTHER PURPOSES, TO FUND INVESTMENTS, INCLUDING TO POSSIBLY ACCELERATE THE REMAINING PURCHASE OF MOBS FROM HRPT PROPERTIES TRUST, OR HRP.  WE ARE CURRENTLY CONSIDERING SEVERAL ACQUISITION OPPORTUNITIES; HOWEVER, THERE CAN BE NO ASSURANCE THAT WE WILL CONCLUDE ANY OF THESE ACQUISITIONS OR THAT ALTERNATIVE ACQUISITIONS WILL BE IDENTIFIED AND CLOSED;

•                  ALTHOUGH WE AND HRP HAVE PREVIOUSLY AGREED UPON TERMS FOR OUR PURCHASE OF CERTAIN MOBS, THE CLOSINGS OF THESE SALES REMAIN SUBJECT TO SATISFACTION OF CUSTOMARY REAL ESTATE CLOSING CONDITIONS AND WE DO NOT HAVE THE UNILATERAL RIGHT TO ACCELERATE THESE CLOSINGS WHICH ARE NOW SCHEDULED TO OCCUR BY FEBRUARY 2010.  IN PARTICULAR, INVESTORS SHOULD NOTE THAT WE AND HRP ARE BOTH MANAGED BY REIT MANAGEMENT AND RESEARCH LLC, OR RMR, AND HAVE CERTAIN COMMON TRUSTEES; ACCORDINGLY, ANY CHANGE TO ACCELERATE THE CLOSINGS OF SALES BY HRP TO US WILL REQUIRE THE SEPARATE APPROVALS OF TRUSTEES OF US AND HRP, RESPECTIVELY, WHO ARE NOT ALSO TRUSTEES OF THE OTHER COMPANY; AND

•                  THIS CURRENT REPORT ON FORM 8-K STATES THAT WE HAVE ENTERED INTO A PURCHASE AND SALE AGREEMENT TO ACQUIRE ONE PROPERTY FROM AN UNAFFILIATED PARTY.  OUR OBLIGATION TO COMPLETE THIS PURCHASE IS SUBJECT TO VARIOUS CONDITIONS TYPICAL OF COMMERCIAL REAL ESTATE PURCHASES.  AS A RESULT OF ANY FAILURE OF THESE CONDITIONS, THIS PROPERTY MAY NOT BE PURCHASED.

OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN OUR FORWARD LOOKING STATEMENTS ARE DESCRIBED MORE FULLY UNDER “ITEM 1A. RISK FACTORS” IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Explanatory Note

As previously reported in our Current Report on Form 8-K dated May 9, 2008, or the May 9 Current Report, filed by Senior Housing Properties Trust, or SNH, or us or we, we agreed to purchase up to 48 MOBs from HRP pursuant to a series of purchase and sale agreements, or the Purchase Agreements, dated as of May 5, 2008.  The Purchase Agreements are more fully described in the May 9 Current Report.  Financial statements and pro forma financial information required by Items 9(a) and (b) of Form 8-K in connection with the matters reported in the May 9 Current Report were reported by us in the May 9 Current Report and amended and / or updated in our Current Report on Form 8-K/A dated May 22, 2008, in our Current Report on Form 8-K/A dated September 29, 2008, in our Current Report on Form 8-K dated December 17, 2008, in our Current Report on Form 8-K dated April 8, 2009 and in our Current Report on Form 8-K dated July 7, 2009.  As of the date of this Current Report on Form 8-K, we have purchased 43 MOBs from HRP, one of which we sold to a third party in May 2009.  One of the remaining buildings with an allocated value of $3.0 million is no longer subject to our Purchase Agreements.  Our agreements to acquire these 47 MOBs are described more fully in our Annual Report on Form 10-K for the year ended December 31, 2008, or the Annual Report.

This Current Report on Form 8-K provides updated unaudited pro forma financial statements reflecting the purchase of 43 of the MOBs, the sale of one of these MOBs, the pending acquisitions of the remaining four MOBs subject to the Purchase Agreements and the $512.9 million mortgage loan with FNMA discussed below, which is secured by first liens on 28 senior living properties that we own and lease to Five Star Quality Care, Inc., or Five Star.  The updated pro forma financial statements also reflect unrelated properties we have purchased or agreed to purchase through August 17, 2009.

HRP was formerly our parent company, and both we and HRP are managed by RMR.  Because we and HRP are both managed by RMR and other relationships, we and HRP may be considered to be related persons, and the terms of our MOB transactions with HRP were negotiated by special committees of our and HRP’s boards of trustees composed of trustees who were not also trustees of both companies.

Five Star is our largest tenant and is our former subsidiary.  RMR also provides management services to Five Star.  Because of these and other relationships, we and Five Star may be considered related persons, and the terms of the transactions between us and Five Star described in Item 9.01 below were negotiated by special committees of our and Five Star’s boards comprised solely of our Independent Trustees and Five Star’s independent directors.

For more information about our dealings and relationships with HRP, Five Star and RMR and their affiliates and about the risks which may arise as a result of these related person transactions, please see our Annual Report, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009, and our other filings made with the Securities and Exchange Commission, or SEC, and in particular, the section captioned “Risk Factors” in the Annual Report, the sections captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Related Person Transactions” in the Annual Report and each Quarterly Report on Form 10-Q, Part II, Item 5 of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, and the section captioned “Related Person Transactions and Company Review of Such Transactions” in our Proxy Statement dated March 30, 2009 relating to our 2009 Annual Shareholders Meeting.

Item 9.01.  Financial Statements and Exhibits.

This Current Report on Form 8-K includes pro forma financial data for us, which includes the 43 MOBs that have been acquired and the four MOBs proposed to be acquired from HRP as well as the one MOB that we sold to a third party, and other acquisitions we have completed since July 1, 2009 (balance sheet) and January 1, 2008 (statements of income).  Because changes will likely occur in occupancy, rents and expenses with respect to the properties to be acquired and because some or all of the acquisitions may not be completed, the pro forma financial data presented should not be considered as a projection of future results.  Differences could also result from changes in our portfolio of investments, in interest rates, in our capital structure and for other reasons.

Between June 1, 2008 and June 30, 2009, we acquired 40 of the MOBs (including one MOB we sold in May 2009) containing 1.8 million square feet for approximately $416.8 million, plus closing costs, and sold one MOB containing 22,000 square feet for approximately $3.1 million.  On August 6, 2009, we acquired three additional MOBs containing 164,000 square feet for approximately $115.7 million, plus closing costs, and we expect the closings of the remaining four acquisitions to occur before February 2010. We and HRP may mutually agree to accelerate the closings of these acquisitions.  We funded these acquisitions using cash on hand, proceeds from equity issuances, borrowings under our revolving credit facility, proceeds from mortgage financing and by assuming three mortgage loans on two properties totaling $10.8 million with a weighted average interest rate of 7.1% per annum and a weighted average maturity in 2018.

On August 4, 2009, a special purpose subsidiary of ours closed a $512.9 million mortgage financing with FNMA. This mortgage loan is secured by first liens on 28 senior living properties that we own and lease to Five Star with 5,618 living units / beds located in 16 states. We used a portion of the proceeds from this mortgage financing to repay amounts outstanding under our revolving credit facility and to purchase three MOBs from HRP.   We intend to use the balance of the proceeds to fund investments, including possibly accelerating the remaining MOB acquisitions from HRP, and for general business purposes.  For more information about this FNMA financing and the agreement we entered with Five Star to facilitate this financing please see Part II, Item 5 of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

Between January 1, 2008 and August 17, 2009, we acquired the following other properties from unrelated parties (dollars in thousands):

Date Acquired	Location	Number of Properties	Units		Purchase Price
1/1/08	WI	5	568		$66,767
2/7/08	TX	2	98		10,292
2/17/08	NE	1	138		9,338
3/1/08	MN	1	228		48,549
3/31/08	CA, DE, MD	10	660		137,445
8/1/08	AL	2	112		14,734
8/21/08	GA, IL, TX, UT	4	NA	(1)	100,009
9/1/08	IN	8	451		62,268
9/30/08	NY	1	NA	(2)	18,647
11/1/08	IN	1	252		30,529
		35	2,507		$498,578

(1) On August 21, 2008, we acquired four wellness centers with a total of 458,000 square feet.

(2) On September 30, 2008, we acquired one medical office building from an unaffiliated party with a total of 89,000 square feet.

We funded these acquisitions using cash on hand, proceeds from equity issuances, borrowings under our revolving credit facility and by assuming 15 mortgage loans for $50.5 million on eight of these properties.  As of the date of this report, we have an agreement to acquire one senior living property from an unaffiliated party for approximately $21.0 million.

Certain properties acquired by us, or proposed to be acquired from HRP, are leased to various tenants, including Five Star, on a long term basis under net leases that transfer substantially all of the properties’ operating and holding costs to the tenants. The other leases, consisting solely of MOBs, are modified gross leases or “full service” leases.  We have previously provided summary financial data and other information regarding Five Star in our Quarterly Report on Form 10-Q for the quarter and six months ended June 30, 2009 and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008. Our other tenants with net leases are engaged in a range of industries including health services, biotechnology research, and pharmaceutical research and manufacturing with no significant concentration in any particular industry.  The majority of these net lease tenants are privately owned.  Certain leases are guaranteed by affiliates of the tenants.  As of the date of this Current Report on Form 8-K, we believe that each tenant is current in its rent payments.  Four of the significant net lease tenants are: Five Star, Scripps Research Institute, or Scripps; Fallon Community Health Plan, or Fallon Clinic; and Health Insurance Plan of New York, or HIP.  Scripps is one of the largest non-profit health research institutes in the Country and is located in La Jolla, California.  Fallon Clinic is one of the largest multi-specialty group practices providing healthcare services in central Massachusetts.  HIP is one of the largest health insurance companies providing clinical services in the New York City area.

(b)                                      Pro Forma Financial Information.

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-1
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2009	F-3
Unaudited Pro Forma Condensed Consolidated Statement of Income for the Six Months Ended June 30, 2009	F-4
Unaudited Pro Forma Condensed Consolidated Statement of Income for the Year Ended December 31, 2008	F-5
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-6

SENIOR HOUSING PROPERTIES TRUST

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated balance sheet as of June 30, 2009, reflects our financial position as if the transactions described in the footnotes to the unaudited pro forma condensed consolidated financial statements were completed on June 30, 2009.  The unaudited pro forma condensed consolidated statement of income for the six months ended June 30, 2009 and the year ended December 31, 2008, presents our results of operations as if the transactions described in the notes to the unaudited pro forma condensed consolidated financial statements were completed on January 1, 2009 and 2008, respectively.  These unaudited pro forma condensed consolidated financial statements should be read in conjunction with our financial statements for the quarter and six months ended June 30, 2009, included in our Quarterly Report on Form 10-Q, our financial statements for the year ended December 31, 2008, included in our Annual Report on Form 10-K, the historical financial statements included in our Current Report on Form 8-K dated May 9, 2008 and in our Current Report on Form 8-K/A dated May 22, 2008 and the unaudited pro forma condensed consolidated financial statements included in our Current Report on Form 8-K/A dated September 29, 2008, our Current Report on Form 8-K dated December 17, 2008, our Current Report on Form 8-K dated April 8, 2009 and our Current Report on Form 8-K dated July 7, 2009.

The unaudited pro forma financial statements assume the receipt of $512.9 million of mortgage financing proceeds and the acquisitions of 47 medical office, clinic and biotech laboratory buildings, or MOBs, from HRPT Properties Trust, or HRP, which are financed with cash on hand, proceeds from mortgage financing, proceeds from equity issuances, borrowings under our revolving credit facility and by assuming three mortgage loans on two of the properties.  We expect to fund the pending acquisitions with a mix of long term capital determined based upon market conditions.  These unaudited pro forma financial statements are provided for informational purposes only and upon completion of the planned long term financing for the pending acquisitions our financial position and results of our operations will be significantly different than what is presented in these unaudited pro forma financial statements.  In the opinion of management, all adjustments necessary to reflect the effects of the transactions described above have been included in the pro forma financial statements.

The allocation of the purchase price of the acquisitions of the MOBs from HRP and the other property acquisitions described in the notes to the unaudited pro forma condensed consolidated financial statements and reflected in these unaudited pro forma condensed consolidated financial statements is based upon preliminary estimates of the fair value of assets acquired and liabilities assumed.  A final determination of the fair values of the MOBs acquired or to be acquired will be based on the actual net tangible and intangible assets and liabilities assumed that exist as of the dates of the completion of the transactions.  Consequently, amounts preliminarily allocated to assets acquired and liabilities assumed could change significantly from those used in the unaudited pro forma financial statements.

These unaudited pro forma financial statements are not necessarily indicative of the expected results of operations for any future period.  Differences will result if the acquisitions of the MOBs from HRP are not completed as planned.  Differences could also result from future changes in our portfolio of investments, changes in interest rates, changes in our capital structure, changes in property level operating expenses, changes in property level revenues including rents expected to be received on leases in place or signed during and after 2009 or for other reasons.  Consequently, actual future results are likely to be different than amounts presented in the unaudited pro forma financial statements related to these transactions.

SENIOR HOUSING PROPERTIES TRUST

Unaudited Pro Forma Condensed Consolidated Balance Sheet

June 30, 2009

(dollars in thousands)

		Pro Forma Adjustments
	Historical	MOBs Acquired (A)	MOBs Pending (B)	Financing, Other Pending Acquisitions and Adjustments (C)	Pro Forma
ASSETS:
Real estate properties, at cost	$2,896,734	$96,567	$30,567	$29,500	$3,053,368
Less accumulated depreciation	416,697	—	—	—	416,697
	2,480,037	96,567	30,567	29,500	2,636,671
Cash and cash equivalents	5,373	(115,654)	(28,911)	232,734	93,542
Restricted cash	4,589	—	—	—	4,589
Deferred financing fees, net	6,340	—	—	6,740	13,080
Acquired real estate leases, net	31,834	19,087	1,562	—	52,483
Other assets	32,025	—	—	8,960	40,985
	$2,560,198	$—	$3,218	$277,934	$2,841,350

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Unsecured revolving credit facility	$235,000	$—	$—	$(235,000)	$—
Senior unsecured notes due 2012 and 2015, net of discount	322,089	—	—	—	322,089
Secured debt and capital leases	149,931	—	—	512,934	662,865
Acquired real estate lease obligations, net	8,509	—	3,218	—	11,727
Other liabilities	35,096	—	—	—	35,096
Shareholders’ equity	1,809,573	—	—	—	1,809,573
	$2,560,198	$—	$3,218	$277,934	$2,841,350

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

SENIOR HOUSING PROPERTIES TRUST

Unaudited Pro Forma Condensed Consolidated Statement of Income

Six Months Ended June 30, 2009

(amounts in thousands, except per share amounts)

	Historical	MOBs Acquired (D)	MOBs Pending (E)	Pro Forma Adjustments		Pro Forma
REVENUES:
Rental income	$137,776	$—	$—	$(81	) (F)	$137,695
MOB rental income	—	7,002	1,280	296	(G)	8,578
Interest and other income	394	—	—	—	(H)	394
Total revenues	138,170	7,002	1,280	215		146,667

EXPENSES:
Property operating expenses	6,174	1,782	51	(4	) (I)	8,003
Interest	21,483	—	—	16,022	(J)	37,505
Depreciation	37,024	—	—	2,680	(K)	39,704
Acquisition costs	1,394	—	—	—		1,394
General and administrative	10,051	—	—	386	(L)	10,437
Total expenses	76,126	1,782	51	19,084		97,043

Income before loss on sale of property	62,044	5,220	1,229	(18,869)		49,624
Loss on sale of property	—	—	—	—		—
Net income	$62,044	$5,220	$1,229	$(18,869)		$49,624

Weighted average shares outstanding	119,161			1,303	(M)	120,464

Basic and diluted earnings per share:
Income before loss on sale of property	$0.52					$0.41
Net income	$0.52					$0.41

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

SENIOR HOUSING PROPERTIES TRUST

Unaudited Pro Forma Condensed Consolidated Statement of Income

Year Ended December 31, 2008

(amounts in thousands, except per share amounts)

	Historical	MOBs Acquired (N)	MOBs Pending (O)	Pro Forma Adjustments		Pro Forma
REVENUES:
Rental income	$233,210	$—	$—	$15,102	(P)	$248,312
MOB rental income	—	41,155	2,557	5,303	(Q)	49,015
Interest and other income	2,327	—	—	—	(R)	2,327
Total revenues	235,537	41,155	2,557	20,405		299,654

EXPENSES:
Property operating expenses	2,792	11,990	84	560	(S)	15,426
Interest	40,154	—	—	34,918	(T)	75,072
Depreciation	60,831	—	—	17,408	(U)	78,239
General and administrative	17,136	—	—	2,685	(V)	19,821
Impairment of assets	8,379	—	—	—		8,379
Total expenses	129,292	11,990	84	55,571		196,937

Income before gain on sale of properties	106,245	29,165	2,473	(35,166)		102,717
Gain on sale of properties	266	—	—	—		266
Net income	$106,511	$29,165	$2,473	$(35,166)		$102,983

Weighted average shares outstanding	105,153			15,311	(W)	120,464

Basic and diluted earnings per share:
Income before gain on sale of properties	$1.01					$0.85
Net income	$1.01					$0.85

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

SENIOR HOUSING PROPERTIES TRUST

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(dollars in tables in thousands, or as otherwise stated)

Unaudited Pro Forma Condensed Consolidated Balance Sheet Adjustments

(A)                             Represents the impact of our completed acquisition from HRP of three MOBs which were acquired subsequent to June 30, 2009 and related financing.  This acquisition was funded with cash on hand.  The value of in-place leases and the fair market value of above market leases and customer relationships for the three MOBs acquired subsequent to June 30, 2009 is as follows:

Acquired assets other than real estate:

Origination Costs	$4,053
Above Market Leases	15,034
Total	$19,087

Included in the June 30, 2009 historical numbers are 39 MOBs that were acquired between June 2008 and June 30, 2009 from HRP for approximately $411.9 million, plus closing costs, including the assumption of three mortgage loans that encumber two properties totaling $10.8 million at a weighted average interest rate of 7.1% per annum.  The June 30, 2009 historical column also includes one MOB acquired in September 2008 from an unaffiliated party for $18.6 million, plus closing costs.  Intangible lease assets and liabilities recorded by us for these acquisitions totaled $33.6 million and $5.4 million, respectively.

(B)                               Represents the impact of our pending acquisitions of the remaining four MOBs we expect to acquire from HRP and relating financings.  These pending acquisitions are expected to be funded with cash on hand and borrowings under our revolving credit facility, if needed.  The estimated purchase prices of these four MOBs are subject to change based on contractual terms of the applicable purchase agreement.  The funding of these acquisitions is subject to change based on capital market conditions at the time of the closings.  The value of in-place leases and the fair market value of above or below market leases and customer relationships for the four pending MOBs is as follows:

Pending assets to be acquired other than real estate:

Origination Costs	$1,562

Assumed liabilities:

Below Market Leases	$3,218

(C)                               Represents the impact of a pending senior living property that we have agreed to acquire from an unaffiliated party for approximately $21.0 million.  We expect to fund this acquisition using cash on hand and borrowings on our revolving credit facility, if needed.

SENIOR HOUSING PROPERTIES TRUST

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(dollars in tables in thousands, or as otherwise stated)

On August 4, 2009, a special purpose subsidiary of ours closed a $512.9 million mortgage financing with FNMA. This mortgage loan is secured by first liens on 28 senior living properties that we own and lease to Five Star Quality Care Inc., or Five Star, with 5,618 living units / beds located in 16 states. We used a portion of the proceeds from this mortgage financing to repay amounts outstanding under our revolving credit facility and to purchase three MOBs from HRP.   We intend to use the balance of the proceeds to fund investments, including possibly accelerating the remaining MOB acquisitions from HRP, and for general business purposes.

In connection with this transaction, SNH and Five Star agreed that SNH would pay Five Star $18.6 million as consideration for their cooperation with the FNMA transaction.  The preliminary allocation of this consideration is as follows:

Purchase of Five Star PP&E in FNMA mortgaged properties	$8,500
Purchase of 3.2 million common shares of Five Star at $2.80 per share (closing price August 4, 2009)	8,960
Deferred Financing Fees	1,140
Total Compensation to Five Star	$18,600

Also, we agreed to reduce the annual rent payable to us under one of the leases, but not the lease under which the mortgaged properties are leased, by $2.0 million per year for the term of that lease, which will expire in 2026.

For more information about this FNMA financing and the agreement we entered with Five Star to facilitate this financing please see Part II, Item 5 of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed with the Securities and Exchange Commission on August 10, 2009.

We estimate the total deferred financing fees in completing this transaction with FNMA to be $9.5 million that will be amortized over the ten year loan term.  The breakout of this deferred financing fees is as follows:

Total Estimated Deferred Financing Fees	$9,500
FNMA Deferred Financing Fees Accrued at June 30, 2009	(2,760)
Balance	$6,740	(1)

(1) Includes $1,140 of deferred financing fees as part of the Five Star transaction discussed above.

The breakout of additions to real estate properties is as follows:

Pending Senior Living Acquisition from an Unaffiliated Party	$21,000
Purchase of Five Star PP&E in FNMA Mortgaged Properties	8,500
Total	$29,500

SENIOR HOUSING PROPERTIES TRUST

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(dollars in tables in thousands, or as otherwise stated)

Unaudited Pro Forma Condensed Consolidated Statement of Income Adjustments for the Six Months Ended June 30, 2009

(D)                              Represents the impact on rental income, reimbursement income and operating expenses for the six months ended June 30, 2009 of the historical results of the three MOBs acquired by us subsequent to June 30, 2009 and prorated results of the one MOB acquired by us in January 2009 and two MOBs acquired in May 2009, as if these acquisitions occurred on January 1, 2009.  Included in rental income, interest expense, depreciation and acquisition costs in the historical column are $21.5 million, $374,000, $5.3 million and $1.4 million, respectively, of the 40 MOBs acquired from HRP (one of which we sold in May 2009), the one MOB acquired from an unaffiliated party and the pro rated results of the one MOB sold prior to June 30, 2009.  A management fee of 3% of gross rents is included in property operating expenses.

(E)                                Represents the impact on rental income, reimbursement income and operating expenses for the six months ended June 30, 2009 of the historical results of our pending acquisitions from HRP of four MOBs as if these acquisitions occurred on January 1, 2009.  A management fee of 3% of gross rents is included in property operating expenses.

(F)                                We have agreed to acquire one senior living property from an unaffiliated party for approximately $21.0 million.  We intend to lease this property for initial rent of $1.8 million.  We expect to fund this acquisition using cash on hand and borrowings under our revolving credit facility, if needed.  The adjustment to rental income represents the six month impact assuming we acquired this one senior living property on January 1, 2009.  This adjustment also includes a $1.0 million rental income reduction related to the FNMA transaction described in Note (C), as if this transaction occurred on January 1, 2009.  The adjustments are as follows:

Pending Senior Living Acquisition from an Unaffiliated Party	$919
Five Star Rent Reduction	(1,000)
Total	$(81)

(G)                               Represents the rental income adjustment for the sale of one MOB to an unaffiliated party for $3.1 million in May 2009 and the straight-line rent adjustment for the three MOBs acquired subsequent to June 30, 2009 and pending purchase of four MOBs from HRP as if these transactions occurred on January 1, 2009.  Also includes the preliminary amortization of capitalized above and below market lease values for these acquired and pending acquisitions.  The adjustments are as follows:

MOB Sold to Unaffiliated Party	$(137)
MOBs Acquired from HRP (Straight-line)	744
MOBs Pending from HRP (Straight-line)	129
MOBs Acquired from HRP (Above Market Leases)	(601)
MOBs Pending from HRP (Below Market Leases)	161
Total	$296

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Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(dollars in tables in thousands, or as otherwise stated)

(H)                              Does not include the estimated interest income on the balance of the net proceeds of the FNMA financing.  We intend to use the balance of the net proceeds to fund investments, including possibly accelerating the remaining MOB acquisitions from HRP, and for general business purposes.

(I)                                   Represents the property operating expense adjustment for the sale of one MOB to an unaffiliated party in May 2009.  The adjustment represents the six month impact assuming this transaction occurred on January 1, 2009.

(J)                                  Represents the impact on interest expense for the $512.9 million FNMA financing described in Note (C) used to repay borrowings outstanding on our revolving credit facility and to fund the acquisition of three MOBs from HRP in August 2009, as well as the amortization of $9.5 million of estimated deferred financing fees in relation to this FNMA financing as if this transaction occurred on January 1, 2009.  The additional net interest expense is as follows:

FNMA Financing	$16,906
FNMA Proceeds – Repay Amounts Outstanding on Revolving Credit Facility	(1,359)
FNMA Financing – Amortization of Deferred Financing Fees	475
Total	$16,022

(K)                              Represents the impact on depreciation expense for the six months ended June 30, 2009, of properties acquired by us in 2009 described in Note (D), the impact of the acquisitions of the four pending MOBs described in Note (E) and the impact on the one pending senior living acquisition described in Note (C).  Also includes the preliminary amortization of capitalized origination costs for these acquired and pending MOBs.  The additional depreciation expense is as follows:

MOBs Acquired from HRP	$2,022
MOBs Pending from HRP	372
Pending Senior Living Acquisition from an Unaffiliated Party	270
MOBs Acquired from HRP (Origination Costs)	(83)
MOBs Pending from HRP (Origination Costs)	99
Total	$2,680

(L)                                Represents the impact on general and administrative expenses for the six months ended June 30, 2009, of properties acquired by us in 2009 described in Note (D), the impact of the acquisitions of the four pending MOBs described in Note (E) and the impact of the one pending senior living acquisition described in Note (C).  The increase in general and administrative expense represents the management fees payable to Reit Management & Research LLC, or RMR.  The management fees paid by us to RMR with respect to the acquired and pending MOBs from HRP will be the same as the

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Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(dollars in tables in thousands, or as otherwise stated)

management fees that are currently being paid by HRP with respect to these MOBs and they will not increase as a result of our purchase prices being higher than HRP’s historical costs of these MOBs.  The additional general and administrative expenses are as follows:

MOBs Acquired from HRP	$280
MOBs Pending from HRP	53
Pending Senior Living Acquisition from an Unaffiliated Party	53
Total	$386

(M)                           In February 2009, we issued 5.9 million of our common shares in an underwritten public offering, raising net proceeds of $96.8 million.  We used the net proceeds from this offering to repay borrowings outstanding on our revolving credit facility and for general business purposes, including funding, in part, the acquisitions described in Note (D).  The adjustment to our weighted average shares outstanding shows the effect on our weighted average shares outstanding for the six months ended June 30, 2009, as if we issued the additional shares on January 1, 2009.

Unaudited Pro Forma Condensed Consolidated Statement of Income Adjustments for the Year Ended December 31, 2008

(N)                              Represents the impact on rental income, reimbursement income and operating expenses for the year ended December 31, 2008 of the historical results of the six MOBs acquired by us subsequent to December 31, 2008 and pro rated results of the 37 MOBs acquired by us between June and December 31, 2008, as if these acquisitions occurred on January 1, 2008.  Included in rental income, interest expense, depreciation, general and administrative expenses and impairment of assets in the historical column are $12.3 million, $346,000, $3.3 million, $16,000 and $1.4 million, respectively, of the 37 MOBs acquired from HRP and the one MOB acquired from an unaffiliated party since June 1, 2008 from the date of acquisition through December 31, 2008.  A management fee of 3% of gross rents is included in property operating expenses.

(O)                              Represents the impact on rental income, reimbursement income and operating expenses for the year ended December 31, 2008 of the historical results of our pending acquisitions from HRP of four MOBs as if these acquisitions occurred on January 1, 2008.  A management fee of 3% of gross rents is included in property operating expenses.

(P)                                During the year ended December 31, 2008, we purchased 30 senior living properties with a total of 2,507 units and four wellness centers with a total of 458,000 square feet for approximately $379.3 million and $100.0 million, respectively, from nine unaffiliated parties.  We leased these properties for initial rent of $39.4 million.  We funded these acquisitions using cash on hand, proceeds from equity issuances in December 2007 and February and June 2008, borrowings under our revolving credit facility and the assumption of 15 mortgage loans that encumber eight of these senior

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Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(dollars in tables in thousands, or as otherwise stated)

living properties totaling $50.5 million at a weighted average interest rate of 6.5% per annum.  Also includes the pending acquisition of one senior living property from an unaffiliated party described in Note (C) and the rent reduction related to the FNMA and Five Star transaction described in Note (C).  The adjustment to rental income represents the full year impact assuming these transactions occurred on January 1, 2008.  The adjustments are as follows:

2008 Senior Living and Wellness Center Acquisitions	$15,264
Pending Senior Living Acquisition from an Unaffiliated Party	1,838
Five Star Rent Reduction	(2,000)
Total	$15,102

(Q)                              Represents the rental income adjustment for the one MOB acquired from an unaffiliated party on September 30, 2008, the sale of one MOB to an unaffiliated party for $3.1 million in May 2009 and the straight-line rent adjustment for the 43 acquired MOBs (including one MOB we sold in May 2009) and four pending MOBs from HRP.  Also includes the preliminary amortization of capitalized above and below market lease values for these acquired and pending acquisitions.  The adjustments are as follows:

MOBs Acquired from Unaffiliated Party	$1,832
MOB Sold to Unaffiliated Party	(319)
MOBs Acquired from HRP (Straight-line)	4,636
MOBs Pending from HRP (Straight-line)	258
MOBs Acquired from HRP (Above Market Leases)	(1,511)
MOBs Acquired from Unaffiliated Party (Above Market Leases)	(41)
MOBs Acquired from HRP (Below Market Leases)	85
MOBs Pending from HRP (Below Market Leases)	322
MOBs Acquired from Unaffiliated Party (Below Market Leases)	41
Total	$5,303

(R)                               Does not include the estimated interest income on the balance of the net proceeds of the FNMA financing.  We intend to use the balance of the net proceeds to fund investments, including possibly accelerating the remaining MOB acquisitions from HRP, and for general business purposes.

(S)                                Represents the property operating expense adjustments for the sale of one MOB to an unaffiliated party in May 2009 and the one MOB acquired from an unaffiliated party on September 30, 2008.  These adjustments represent the full year impact assuming they occurred on January 1, 2008.  The adjustments are as follows:

MOB Sold to Unaffiliated Party	$(9)
MOB Acquired from Unaffiliated Party	569
Total	$560

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Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(dollars in tables in thousands, or as otherwise stated)

(T)                               Represents the impact on interest expense on the assumption of three mortgage loans that encumber two of the MOBs totaling $10.8 million at a weighted average interest rate of 7.1% per annum described above in Note (A) and the assumption of 15 mortgage loans that encumber eight of the senior living properties totaling $50.5 million at a weighted average interest rate of 6.5% per annum described above in Note (P).  Also represents the impact on interest expense for the $512.9 million FNMA financing described in Note (C) used to repay borrowings outstanding on our revolving credit facility and to fund the acquisitions of three MOBs from HRP in August 2009, as well as the amortization of $9.5 million of estimated deferred financing fees in relation to this FNMA financing as if these transactions occurred on January 1, 2008.  The additional net interest expense is as follows:

FNMA Financing	$33,813
FNMA Proceeds – Repay Amounts Outstanding on LOC	(2,508)
FNMA Financing – Amortization of Deferred Financing Fees	950
MOBs Acquired – Debt Assumption	461
Senior Living Properties Acquired – Debt Assumption	2,202
Total	$34,918

(U)                              Represents the impact on depreciation expense for the year ended December 31, 2008, of properties acquired by us during the year ended December 31, 2008 described in Note (P), the impact of the acquisitions of the 43 acquired MOBs and four pending MOBs described in Notes (N) and (O), respectively, and the impact of the one pending senior living acquisition described in Note (C), as if these transaction occurred on January 1, 2008.  Also includes the preliminary amortization of capitalized origination costs for these acquired and pending MOB acquisitions.  The additional depreciation expense is as follows:

2008 Senior Living and Wellness Center Acquisitions	$4,681
MOBs Acquired from HRP	10,128
MOBs Pending from HRP	786
MOBs Acquired from Unaffiliated Party	342
Pending Senior Living Acquisition from an Unaffiliated Party	540
MOBs Acquired from HRP (Origination Costs)	670
MOBs Pending from HRP (Origination Costs)	156
MOBs Acquired from Unaffiliated Party (Origination Costs)	105
Total	$17,408

(V)                               Represents the impact on general and administrative expenses for the year ended December 31, 2008, of properties acquired by us during the year ended December 31, 2008 described in Note (P), the impact of the acquisitions of the 43 acquired MOBs (including one MOB that we sold in May 2009) and four pending MOBs described in Notes (N) and (O), respectively, and the impact of the one pending senior living acquisition described in Note (C), as if these acquisitions occurred on January 1, 2008.  The increase in general and administrative expense represents the management fees

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Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(dollars in tables in thousands, or as otherwise stated)

payable to RMR.  The management fees paid by us to RMR with respect to the acquired and pending MOBs from HRP will be the same as the management fees that are currently being paid by HRP with respect to these MOBs and they will not increase as a result of our purchase prices being higher than HRP’s historical costs of these MOBs.  The additional general and administrative expenses are as follows:

2008 Senior Living and Wellness Center Acquisitions	$912
MOBs Acquired from HRP	1,492
MOBs Pending from HRP	106
MOBs Acquired from Unaffiliated Party	70
Pending Senior Living Acquisition from an Unaffiliated Party	105
Total	$2,685

(W)                          In February 2008, June 2008 and February 2009, we issued 6.2 million, 19.6 million and 5.9 million of our common shares in underwritten public offerings, raising net proceeds of $129.4 million, $393.7 million and $96.8 million, respectively.  We used the net proceeds from these offerings to repay borrowings outstanding on our revolving credit facility and for general business purposes, including funding, in part, the acquisitions described in Notes (N) and (P).  The adjustment to our weighted average shares outstanding shows the effect on our weighted average shares outstanding for the year ended December 31, 2008, as if we issued the additional shares on January 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

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By:	/s/ Richard A. Doyle
Richard A. Doyle
Treasurer and Chief Financial Officer
Dated: August 18, 2009